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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                       ORGANIZED UNDER
SUBSIDIARY NAME                                        THE LAWS OF
---------------                                        -----------
Compagnie Francaise des Isolants ...................    France
Elo TouchSystems, Inc. .............................    Tennessee
K.K. Raychem .......................................    Japan
Raychem (Australia) Proprietary, Ltd. ..............    Australia (New South Wales)
Raychem (Delaware) Ltd .............................    Delaware
Raychem (Nederland) Besloten Vennootschap ..........    The Netherlands
Raychem A/S ........................................    Denmark
Raychem A/S ........................................    Norway
Raychem AG .........................................    Switzerland
Raychem Aktiebolag .................................    Sweden
Raychem Canada Limited .............................    Canada
Raychem Gesellschaft m.b.H. ........................    Austria
Raychem GmbH .......................................    Germany
Raychem Industries N.V. ............................    Belgium
Raychem International Corporation ..................    California
Raychem International Manufacturing Corporation ....    California
Raychem International ..............................    Cayman Islands, B.W.I.
Raychem Korea Limited ..............................    Korea
Raychem Limited ....................................    United Kingdom
Raychem N.V. .......................................    Belgium
Raychem OY .........................................    Finland
Raychem Produtos Irradiados Limitada ...............    Brazil
Raychem RPG Limited ................................    India
Raychem S.A. .......................................    France
Raychem S.A. Industrial y Comercial ................    Argentina
Raychem S.p.A. .....................................    Italy
Raychem Saudi Arabia Limited .......................    Saudi Arabia
Raychem Shanghai Cable Accessories Ltd. ............    People's Republic of China
RAYCHEM SINGAPORE PTE. LIMITED .....................    Singapore
Raychem Taiwan Limited .............................    Taiwan
Raychem Technologies Ltd. ..........................    Cyprus
Raychem Tecnologias, S.A. de C.V. ..................    Mexico
RAYCHEM VENTURES, INC. .............................    California
Raychem S.A. .......................................    Spain
RTP Development Corporation ........................    Delaware
SHG Strahlenchemie Holding Gesellschaft mit
  beschrankter Haftung .............................    Germany
Sigmaform GmbH  ....................................    Germany
Sigmaform U.K. Limited .............................    United Kingdom